UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: August 18, 2005


                          CREATIVE EATERIES CORPORATION
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


       000-21753                                           88-0263701
(Commission File Number)                    (IRS Employer Identification Number)


                           Frank Holdraker, President
                 7400 E McDonald Suite 121, Scottsdale, AZ 85250
                    (Address of principal executive offices)


                                 (480) 355-8170
              (Registrant's telephone number, including area code)


                            Ultraguard Water Systems
               914 Sherwood Street, Coquitlam B.C. Canada V3K 1A6
          (Former name or former address, if changed since last report)
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ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS;

     On August 15, 2005 Creative Eateries Corporation board of directors approved a purchase agreement with Franchise Capital Corporation. The board of directors of Franchise Capital Corporation approved the purchase agreement on the same day. The purchase agreement was also consummated on August 15, 2005. The property acquired was controlling interest in Fit-n-Healthy Franchise Company, LLC, a Nevada Limited Liability Company. Fit-n-Healthy Market Cafe combines a quick-serve restaurant with a convenience-style retail store that carries the best health-oriented consumable products available for purchase. Pursuant to the terms of the purchase agreement liabilities related to the aforementioned asset in the amount of $50,000 were used as the purchase price for the asset. The principal followed in determining the amount of consideration given was based upon the current value and future revenue streams and the market exposure in relation to Creative Eateries Corporation's current position.

ITEM 9.01 EXHIBITS

     Exhibit No. 1: Purchase Agreement executed August 18, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: August 18, 2005

                              Creative Eateries Corporation


                              By: /s/ Frank Holdraker
                                 ------------------------------
                                 Frank Holdraker, President